Exhibit 99.3

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

Fortress Transportation and Infrastructure Investors LLC (the “Company”) is providing Adjusted EBITDA of Transtar and Pro Forma Adjusted EBITDA (collectively, “Adjusted EBITDA”) to supplement the condensed consolidated financial information of Transtar, LLC (“Transtar”), which is presented on a U.S. generally accepted accounting principles (“GAAP”) basis, and the unaudited pro forma condensed combined financial information of the Company, which is presented on a GAAP basis and prepared in accordance with Article 11 of Regulation S-X. Adjusted EBITDA is a non-GAAP financial measure. The condensed consolidated financial information of Transtar and the unaudited pro forma condensed combined financial information of the Company are contained in Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K/A to which this exhibit is filed.

The Company’s management believes Adjusted EBITDA and Pro Forma Adjusted EBITDA provide users of the pro forma financial statements with useful information with which to evaluate pro forma results of operations. Adjusted EBITDA is defined as net loss attributable to shareholders from continuing operations (in the case of Adjusted EBITDA on a pro forma basis) or net income (in the case of Adjusted EBITDA for Transtar), in each case as, (i) to exclude the impact of benefit from income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (ii) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (iii) to exclude the impact of equity in losses of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

In the case of Transtar, the Company believes that net income, as defined by GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA for Transtar, as presented below. The Company believes that net loss attributable to shareholders from continuing operations, as presented in the Company’s unaudited pro forma condensed combined financial information, is the most appropriate earnings measurement with which to reconcile Pro Forma Adjusted EBITDA, as presented below. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies because other entities may not calculate these non-GAAP financial measures in the same manner, and should not be considered as an alternative to net income or net income (loss) attributable to shareholders from continuing operations as determined in accordance with GAAP.  Although we use or have used these non-GAAP financial measures to assess the performance of Transtar and our business on a pro forma basis and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider these non-GAAP financial measures in isolation, or as substitutes for analysis of financial measures reported in accordance with GAAP.

The following table sets forth a reconciliation of net income to Adjusted EBITDA of Transtar:

	Six Months Ended June 30,	Year Ended December 31,
(dollars in thousands)	2021	2020
Net income	$26,913	$43,923
Add: Provision for income taxes	9,132	14,934
Add: Equity-based compensation expense	-	-
Add: Acquisition and transaction expenses	-	-
Add: Losses on the modification or extinguishment of debt and capital lease obligations	-	-
Add: Changes in fair value of non-hedge derivative instruments	-	-
Add: Asset impairment charges	-	-
Add: Incentive allocations	-	-
Add: Depreciation and amortization expense	4,453	9,357
Add: Interest expense	76	214
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities	-	-
Less: Equity in losses of unconsolidated entities	-	-
Less: Non-controlling share of Adjusted EBITDA	-	-
Adjusted EBITDA (non-GAAP)	$40,574	$68,428

The following table sets forth a reconciliation of net loss attributable to shareholders from continuing operations as presented in the unaudited pro forma condensed combined financial information to Pro Forma Adjusted EBITDA:

	Six Months Ended June 30,	Year Ended December 31,
(dollars in thousands)(1)	2021	2020
Net loss attributable to shareholders from continuing operations	$(74,276)	$(123,967)
Add: Benefit from for income taxes	(2,558)	(12,154)
Add: Equity-based compensation expense	2,553	2,325
Add: Acquisition and transaction expenses	6,233	13,520
Add: Losses on the modification or extinguishment of debt and capital lease obligations	3,254	11,667
Add: Changes in fair value of non-hedge derivative instruments	(6,573)	181
Add: Asset impairment charges	2,189	33,978
Add: Incentive allocations	-	-
Add: Depreciation and amortization expense(2)	117,682	224,661
Add: Interest expense	100,802	154,390
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(3)	2,391	1,208
Less: Equity in losses of unconsolidated entities	5,778	5,039
Less: Non-controlling share of Adjusted EBITDA(4)	(5,286)	(9,637)
Pro Forma Adjusted EBITDA (non-GAAP)	$152,189	$301,211

(1)	Pro forma amounts give effect to the Transtar Transactions in the manner described in the unaudited pro forma condensed combined herein.

(2)	Depreciation and amortization expense includes the following for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020: (i) depreciation and amortization expense of $102,777 and $194,315, (ii) lease intangible amortization of $1,950 and $3,747 and (iii) amortization for lease incentives of $12,955 and $26,599, respectively.

(3)	Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020: (i) net loss of $(6,173) and $(5,435), (ii) interest expense of $527 and $1,138, (iii) depreciation and amortization expense of $3,812 and $5,513, (iv) acquisition and transaction expense of $0 and $581, (v) changes in fair value of non-hedge derivative instruments of $4,201 and $(589) and (vi) asset impairment of $24 and $0, respectively.

(4)	Non-controlling share of Adjusted EBITDA includes the following items for the six months ended June 30, 2021 and the fiscal year ended December 31, 2020: (i) equity based compensation of $490 and $374, (ii) provision for income taxes of $26 and $59, (iii) interest expense of $1,013 and $2,025, (iv) depreciation and amortization expense of $3,983 and $6,149, (v) changes in fair value of non-hedge derivative instruments of $(226) and $38 and (vi) loss on extinguishment of debt of $0 and $992, respectively.